Exhibit 10.12

THIRD AMENDMENT
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Third Amendment to Amended and Restated Loan and Security Agreement is entered into as of December 30, 2022 (the “Amendment”), by and between EAST WEST BANK (“Bank”) and IDENTIV, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of February 8, 2021 and as amended from time to time, including pursuant to that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of April 30, 2021 and that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of April 14, 2022 (collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms set forth herein.

NOW, THEREFORE, the parties agree as follows:

1.
The following is added to the end of Section 2.1(d)(i) of the Agreement:

Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, Borrower may not request, and Bank has no obligation to make, any Nonformula II Advances that would result in the aggregate principal amount of the Nonformula II Advances exceeding Ten Million Dollars ($10,000,000), until after the completion of a Collateral audit within ninety (90) days (or such longer period as Bank may agree to in writing) following the funding of the initial Nonformula II Advance, the results of which are satisfactory to Bank.

2.
The first sentence in Section 2.1(d)(iii) of the Agreement is amended and restated in its entirety to read as follows:

Whenever a Borrower desires a Nonformula II Advance, such Borrower will notify Bank no later than 1:00 p.m. Pacific Time on the Business Day that the Nonformula II Advance is requested to be made.

3.
Section 3.2(a) of the Agreement is amended and restated in its entirety to read as follows:

(a) timely receipt by Bank of the Payment/Advance Request Form as provided in Section 2.1; and, with respect to Borrower’s request for the initial Nonformula II Advance, Bank has received evidence satisfactory to Bank that a Collateral audit has been scheduled for completion within ninety (90) days following such request.

4.
The last sentence in Section 6.4 of the Agreement is amended and restated in its entirety to read as follows:

A collateral audit shall be completed within ninety (90) days (or such longer period as Bank may agree to in writing) following Borrowers’ initial funding request under the Nonformula II Facility.

5.
Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

6.
Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing, after giving effect to this Amendment.
7.
This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof. Notwithstanding the foregoing, Borrower shall deliver all original signed documents requested by Bank no later than five (5) Business Days following the date of execution.
8.
As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:
(a)
this Amendment, duly executed by Borrower;
(b)
payment of all Bank Expenses incurred through the date of this Amendment; and
(c)
such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

IDENTIV, INC. By: /s/ Justin Scarpulla Name: Justin Scarpulla Title: CFO

EAST WEST BANK By: /s/ Joseph Powaga Name: Joseph Powaga Title: Vice President